                         CERTIFICATE OF INCORPORATION

                                      OF

                           RF PLASMA PRODUCTS, INC.

To:     The Secretary of State
        State of New Jersey

        THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

        FIRST:  The name of the corporation is:

                RF PLASMA PRODUCTS, INC.

        SECOND: The purpose or purposes for which the corporation is organized are:

        To manufacture radio frequency generators and electronic and matching network assemblies and to engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

        THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000), par value $.01 per share.

        FOURTH: The address of the corporation's initial registered office is Route 73, Kresson, N.J. 08053, and the name of the corporation's registered agent at such address is Ronald Deferrari.

        FIFTH: The number of directors constituting the initial Board of Directors shall be four (4) and the names and addresses

        Names                               Addresses
        -----                               ---------

Ronald Deferrari                     Route 73
                                     Kresson, New Jersey 08053

Leonard West                         Route 73
                                     Kresson, New Jersey 08053

Stephen Duly                         26 Chestnut Street
                                     Andover, MA 01810

Dennis Dribin                        Route 73
                                     Kresson, New Jersey 08053

        SIXTH:  The name and address of the incorporator is as follows:

        Names                               Addresses
        -----                               ---------
Rebecca Erb Ingerman                 Two Girard Plaza, Thirteenth Floor
                                     Philadelphia, PA 19102

        In Witness Whereof, the incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation of the 11th day of May 1981.

                                     /s/ Rebecca Erb Ingerman
                                     ------------------------------------------
                                     Rebecca Erb Ingerman

                    I, The Secretary of State of the State of New Jersey, DO HEREBY CERTIFY that the foregoing is a true copy of CERTIFICATE OF Incorporation and the endorsements thereon, as the same is taken from and compared with the original filed in my office on the 22nd day of May, A.D. 1981 and now remaining on file and of record therein.

[SEAL APPEARS HERE]       IN TESTIMONY WHEREOF, I have hereunto set my hand
                          and affixed my Official Seal at Trenton, this 22nd day of May 1981, A.D.

                                         SECRETARY OF STATE
                                             DONALD LAN

                  CERTIFICATE REQUIRED TO BE FILED WITH THE         FILED

                     RESTATED CERTIFICATE OF INCORPORATION       JUL 17, 1992

                                      OF                       DANIEL J. DALTON

                            RF POWER PRODUCTS, INC.           Secretary of State
                -----------------------------------------------

        Pursuant to the provisions of Section 14A:9-5(5), Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following certificate:

        FIRST:  The name of the corporation is     RF POWER PRODUCTS, INC.
                                               ---------------------------------

        SECOND: The Restated Certificate of Incorporation was adopted on the 13th day of July, 1992.
----        ----    --

        (Use the following clause if the Restated Certificate was adopted by the shareholders.)

        THIRD:  At the time of the adoption of the Restated Certificate of
Incorporation, the number of shares outstanding was   -100-  . The total of such
                                                    ---------
shares entitled to vote thereon, and the vote of such shares was:

         Total Number of Shares                Number of Shares Voted
            Entitled to Vote                 For                  Against
         ----------------------              ---                  -------

                 -100-                      -100-                   -0-

        At the time of the adoption of the Restated Certificate of Incorporation, the number of outstanding shares of each class or series entitled to vote thereon as a class and the vote of such shares, was: (if inapplicable, insert "none".)

      Class or Series      Number of Shares        Number of Shares Voted
      ---------------      Entitled to Vote      For                  Against
                           ----------------      ---                  -------




        (Use the following if: the Restated Certificate does not amend the Certificate of Incorporation.)

        FOURTH: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     (Use the following if the Restated Certificate further amends the Certificate of Incorporation.)

     FIFTH: This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by: *
     Amending Articles SECOND, THIRD, FOURTH AND FIFTH and adding Articles SIXTH, SEVENTH AND EIGHTH.

     (* Insert amendment or amendments adopted. If such amendment is intended to provide for an exchange, reclassification or cancellation of issued shares, Insert a statement of the manner in which the name shall be effected.)

     (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

     SIXTH:   The effective date of this amendment shall be Upon Filing Dated this 17 day of July 1992.

                                       RF DENVER POWER INC.
                                       -----------------------------------
                                                       (Corporate Name)

                                       By /s/ Joseph Stach
                                          --------------------------------

                                          Joseph Stach/Chairman of the Board
                                          --------------------------------
                                           (Type or Print Name and title)

     (*May be executed by the chairman of the board, or the president, or a
                                                     --                --
vice president.)

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            RF POWER PRODUCTS, INC.
                 Pursuant to Section 14A:9-5 of the New Jersey
                           Business Corporation Act
                 ---------------------------------------------
                 RF Power Products, Inc., a corporation organized and existing under the laws of the State of New Jersey amends, restates and integrates its Certificate of Incorporation to read in full as herein set forth.

                 FIRST:   The name of the Corporation is RF Power Products, Inc.

                 SECOND: The Corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, as amended from time to time.

                 THIRD:   The authorized capital of the Corporation consists of
19,000,000 shares of Common Stock, par value $.01 per share.

                 FOURTH: The address of the Corporation's current registered office is 136 Route 73, Voorhees, New Jersey 08043. The name of the Corporation's registered agent at such address, upon whom process against the Corporation may be served, is Joseph Stach.

                 FIFTH:   The number of directors of the Corporation as of July
13, 1992 is one. The name and address of the member of said board is as follows:

                        Joseph Stach             7 Chelmsford Court
                                                 Marlton, New Jersey  08053

                 SIXTH:   The duration of the Corporation is perpetual.

                 SEVENTH: The vote of shareholders of Corporation required to approve any Business Combination shall be as set forth in this Article SEVENTH. The term "Business Combination" shall have the meaning ascribed to it in (i) (B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it in paragraph (iii) of this Article.

                        (i) (A) In addition to any affirmative vote required by law or the Certificate of Incorporation, and except as otherwise expressly provided in paragraph (ii) of this Article SEVENTH, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

                    (B) The term "Business Combination" as used in this Article SEVENTH shall mean:

                         (1)  any merger or consolidation of the Corporation or
any Subsidiary with (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder; or

                         (2)  any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of all or a Substantial Part of the assets of the Corporation or any Subsidiary; or

                         (3)  the issuance or transfer by the Corporation or any
Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof), other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the Corporation or a Subsidiary; or

                         (4)  the adoption of any plan or proposal for the
liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                         (5)  any reclassification of securities (including any
reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                (ii) The provisions of paragraph (i) of this Article SEVENTH shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs (A) and (B) are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Certificate of Incorporation;

                        (A) Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

                        (B) Each of the six conditions specified in the following clauses (1) through (6) shall have been met:

                                (1)      the aggregate amount of the cash and
the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                        (i)     (if applicable) the highest per
share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher (adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split, stock dividend or other adjustment in the number of outstanding shares of Common Stock between the date of acquisition by the Interested Shareholder and the Consummation Date); or

                                       (ii)     the Fair Market Value per share
of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination Date), whichever is higher; and

                                (2)  the aggregate amount of the cash and the
Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B) (2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):

                              (i) (if applicable) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

                             (ii)   (if applicable) the highest preferential
amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                            (iii)   the Fair Market Value per share of such
class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

                         (3)  the consideration to be received by holders of a
particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

                         (4)  after such Interested Shareholder has become an
Interested Shareholder and prior to the consummation of, such Business
Combination:

                              (i)  except as approved by a majority of the
Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                             (ii)  there shall have been (x) no reduction in the
annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the

Common stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                            (iii)  such Interested Shareholder shall not have
become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

                         (5)  after such Interested Shareholder has become an
Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                         (6)  a proxy or information statement describing the
proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

             (iii)  For the purposes of this Article SEVENTH:

                    (A) A "person" shall mean any individual, firm, corporation or other entity.

                    (B) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and except as provided below) who or which:

                         (1)  is the beneficial owner, directly or indirectly,
of more than 20 percent of the combined voting power of the then outstanding shares of Voting Stock; or

                         (2)  is an Affiliate of the Corporation and at any time
within the two-year period immediately prior to the date in question, except as provided below, was the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

                         (3)  is an assignee of any shares of Voting Stock that
were at any time within the two-year period immediately prior to the date in question, except as provided below, beneficially owned by any Interested Shareholder, if such assignment shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                              Notwithstanding the above, a person who is or
which would otherwise be an Interested Shareholder within the meaning of subparagraphs (1), (2) or (3) of this paragraph (B), shall not be deemed to be an Interested Shareholder if that person was the beneficial owner of 20 percent or more of the combined voting power of the then outstanding shares of voting stock on the effective date of this Article SEVENTH.

                    (C)  A person shall be a "beneficial owner" of any Voting
Stock:

                         (1)  which such person or any of its Affiliates or
Associates beneficially owns, directly or indirectly; or

                         (2)  which such person or any of its Affiliates or
Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                         (3)  which are beneficially owned, directly or
indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                    (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (iii) (B) of this Article SEVENTH, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (iii) (C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                    (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 13, 1992.

                    (F) "Subsidiary" means any corporation of which more than 50 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (iii) (B) of this Article SEVENTH, the term "Subsidiary" shall mean only a corporation of which a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

                    (G) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                    (H) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question as quoted by the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith. The Fair Market Value of stock of any class of the Corporation shall be adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split, stock dividend or other adjustment in the number of shares outstanding between the date in question and the Consummation Date.

                    (I) In the event of any Business Combination in which the Corporation survives, the phase "other consideration to be received" as used in paragraphs (ii) (B) (1) and (2) of this Article SEVENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                    (J) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

                    (K) "Determination Date" means the date on which the Interested Shareholder became an interested Shareholder.

                    (L) "Substantial Part" means more than 10 percent of the book value of the total assets of the entity in question, as of the end of its most recent fiscal year ending prior to the Consummation Date.

             (iv) A majority of The Disinterested Directors of the Corporation shall have the right and power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article SEVENTH, including, without limitation (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person (C) whether a person is an Affiliate or Associate of another person and (D) whether the requirements of paragraph (ii) of this Article SEVENTH have been met with respect to any Business Combination. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article SEVENTH.

              (v) Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

             (vi) Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article SEVENTH or to adopt any provision inconsistent herewith.

          EIGHTH: To the fullest extent permitted by the laws of the State of New Jersey, as they exist on the date hereof or may hereafter be amended, directors or officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that no director or officer shall be relieved from liability for any breach of duty based upon act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. Nothing in this Article shall directly or indirectly increase the liability of any such person based upon acts or omissions occurring before the adoption hereof. No amendment, modification or repeal of the New Jersey Business Corporation Act or of this Article shall adversely affect any right or protection of any director or officer that exists at the time of such change.

        IN WITNESS WHEREOF, RF Power Products, Inc. has caused this Restated Certificate of Incorporation to be duly executed this 13th day of July, 1992.

                                                RF Power Products, Inc.

                                                By:  /s/ Joseph Stach
                                                     -------------------
                                                     Joseph Stach
                                                     Chairman of the Board

                       CERTIFICATE OF AMENDMENT TO THE          FILED

                        CERTIFICATE OF INCORPORATION OF        JUN 17 1994

                            RF POWER PRODUCTS, INC.            LONNA R. HOOKS
                   ----------------------------------------  Secretary of State
                    (For Use by Domestic Corporation Only)

To:  The Secretary of State          "FEDERAL EMPLOYER IDENTIFICATION NO."
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statues, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

     1.  The name of the corporation is RF POWER PRODUCTS, INC.

     2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of April, 1994:

     Resolved, that Article FIFTH of the Certificate of Incorporation be amended to read as follows:

                             (SEE ATTACHED RIDER)

     3. The number of shares outstanding at the time of the adoption of the amendment was 10,909,561. The total number of shares entitled to vote thereon was 10,909,561.
If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable.)



     4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

Number of Shares Voting For Amendment  Number of Shares Voting Against Amendment
-------------------------------------  -----------------------------------------

     7,313,974                                    Voting against - 346,895
                                                  In absentia    -  14,924

(If the amendment is accompanied by a reduction of stated capital, the following
--------------------------------------------------------------------------------
clause may be inserted in the Certificate of Amendment, in lieu of filing a
--------------------------------------------------------------------------------
Certificate of Reduction under Section 14A:7-19, Corporations, General, of the
--------------------------------------------------------------------------------
New Jersey Statutes.  Omit this clause if not applicable.)
----------------------------------------------------------

     5. The stated capital of the corporation is reduced in the following amount: ___________________. The manner in which the reduction is effected is as follows:



     The amount of stated capital of the corporation after giving effect to the reduction is $__________. (Must be set forth in dollars.)

      6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected.(Omit if not applicable.)


     (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)
     7. The effective date of this Amendment to the Certificate of Incorporation
shall be upon filing            .
        ------------------------
Dated this   16th       day of    June                 , 1994    .
          -------------        -----------------------     ------
                                  RF POWER PRODUCTS, INC.
                               ----------------------------------
                                         (Corporate Name)

                               By /s/ Domenic N. Golato          .
                                 --------------------------------
                                           (Signature)

                               Domenic N. Golato-Vice President &
                               ----------------------------------
                               Chief Financial Officer
                               ----------------------------------
                                  (Type or Print Name and Title)

(*May be executed by the chairman of the board, or the president, or a vice-president of the corporation.)

     Return to Secretary of State, CN 300, Trenton, N.J. 08625, Attn:
Corporation Filing.

     Filing Fee                $50.00

NOTE: No recording fees will be assessed.

FOLDER NO.:




          CERTIFICATE OF AMENDMENT TO

          CERTIFICATE OF INCORPORATION OF
                                                           RECORDED AND FILED:

             RF POWER PRODUCTS INC.
          ---------------------------------
            (Domestic Corporation Only)




          FILED BY:  Deborah Rappaport, Corporate Services Dept.
                     Wolf, Block, Scher & Solis-Cohen
                     12th floor Parkard Building
                     15th & Chestnut Streets
                     Phila. PA 19102
                                                           -------------------
                                                           Recorder's Initials





TRANSACTION NO.:
                --------------

                                     R I D E R
                                     - - - - -

                            RF POWER PRODUCTS, INC.
                            -----------------------


         "FIFTH: The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be fixed from time to time in the manner provided in the Bylaws of the corporation and may be increased or decreased as therein provided. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1995 annual meeting of shareholders, the term of office of the second class to expire at the 1996 annual meeting of shareholders and the term of office of the third class to expire at the 1997 annual meeting of shareholders; provided, however, that each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1995 annual meeting, any director or directors elected to succeed a director or directors whose terms then expire shall be elected for a term of office to expire at the annual meeting of shareholders held in the third year following the year of the annual meeting at which they were elected; provided, however, that each director shall hold office until his or her successor shall have been duly elected and qualified."